Exhibit 99.1
Joint Filer Information
Name:  Anand Mehra
Address: 2800 Sand Hill Road, Suite 150, Menlo Park, CA 94025
Designated Filer:  James Healy
Issuer and Ticker Symbol:  Aerie Pharmaceuticals, Inc. [AERI]
Date of Event Requiring Statement:  10/25/2013

Name:  James Healy
Address: 2800 Sand Hill Road, Suite 150, Menlo Park, CA 94025
Designated Filer:  James Healy
Issuer and Ticker Symbol:  Aerie Pharmaceuticals, Inc. [AERI]
Date of Event Requiring Statement:  10/25/2013

Name:  Michael Powell
Address: 2800 Sand Hill Road, Suite 150, Menlo Park, CA 94025
Designated Filer:  James Healy
Issuer and Ticker Symbol:  Aerie Pharmaceuticals, Inc. [AERI]
Date of Event Requiring Statement:  10/25/2013

Name:  Eric Buatois
Address: 2800 Sand Hill Road, Suite 150, Menlo Park, CA 94025
Designated Filer:  James Healy
Issuer and Ticker Symbol:  Aerie Pharmaceuticals, Inc. [AERI]
Date of Event Requiring Statement:  10/25/2013

Name:  Sofinnova Management VII, LLC
Address: 2800 Sand Hill Road, Suite 150, Menlo Park, CA 94025
Designated Filer:  James Healy
Issuer and Ticker Symbol:  Aerie Pharmaceuticals, Inc. [AERI]
Date of Event Requiring Statement:  10/25/2013

Name:  Sofinnova Venture Partners VII, L.P.
Address: 2800 Sand Hill Road, Suite 150, Menlo Park, CA 94025
Designated Filer:  James Healy
Issuer and Ticker Symbol:  Aerie Pharmaceuticals, Inc. [AERI]
Date of Event Requiring Statement:  10/25/2013